SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest

Event Reported) August 26, 2003

GreenPoint Mortgage Securities Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-83605	68-0397342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Wood Hollow Drive Doorstop #32210 Novato, California	94945
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 878-5292

Item 5.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), GreenPoint Mortgage Securities Inc. (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its GreenPoint Mortgage Securities Inc., GreenPoint Mortgage-Backed Pass-Through Certificates, Series 2003-1.

In connection with the offering of the GMSI Mortgage-Backed Pass-Through Certificates, Series 2003-1, Terwin Capital LLC (“Terwin”), as Placement Agent of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided Terwin with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following:  yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

The Computational Materials are attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 26, 2003.

GREENPOINT MORTGAGE SECURITIES INC.

By:  /s/ Nathan Hieter

Name:   Nathan Hieter

Title:  Vice President

Exhibit Index

Exhibit

Page

99.1

Computational Materials